UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 9, 2018, the Board of Directors (the “Board”) of Navient Corporation (the “Company”), upon the recommendation of the Nominations and Governance Committee, unanimously approved the appointment of Frederick Arnold as a director of the Company, effective immediately. Mr. Arnold will serve for an initial term ending at the Company’s 2019 Annual Meeting of Stockholders. The Board has determined that Mr. Arnold will serve on the Audit Committee.

 On August 9, 2018, the Company issued a press release announcing Mr. Arnold’s appointment to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The Board has affirmatively determined that Mr. Arnold meets the qualifications of an independent director under Nasdaq Rule 5605(a)(2) and the Company’s Corporate Governance Guidelines. Navient is not aware of any transactions with Mr. Arnold that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Arnold will participate in Navient’s compensation program for non-employee directors as described under the caption "Director Compensation" in Navient’s 2018 Proxy Statement filed with the Securities and Exchange Commission on April 13, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	News Release Dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: August 9, 2018	By:	/s/ Mark L. Heleen
Mark L. Heleen
Chief Legal Officer